Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated November 30, 2011, in this Registration Statement (Form S-6 No. 333-177608) of Smart Trust, Tax Free Income Trust (2011 Series L).

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

November 30, 2011